SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                    1934
                         (Amendment No. ____)

Filed by the Registrant  __X__

Filed by a Party other than the Registrant ____

Check the appropriate box:

____   Preliminary Proxy Statement

____ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

__X__  Definitive Proxy Statement

____   Definitive Additional Materials

____ Soliciting Material Pursuant to <section> 240.14a-11(c) or <section> 240.14a-12



                            MANATRON, INC.
           (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         ____________________________________________________
 (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

__X__   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

____ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

____    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)    Title of each class of securities to which transaction applies:
              _______________________________________________________________
        2)    Aggregate number of securities to which transaction applies:
              _______________________________________________________________
        3)    Per unit price or other underlying value of transaction
              computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
              _______________________________________________________________

        4)    Proposed maximum aggregate value of transaction:
              ________________________________________________________________
        5)    Total fee paid:
              __________________________________________________________________

____    Fee paid previously with preliminary materials.

____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)   Amount Previously Paid:
             __________________________________________________________________
        2)   Form, Schedule or Registration Statement No.:
             __________________________________________________________________
        3)   Filing Party:
             __________________________________________________________________
        4)   Date Filed:
             __________________________________________________________________































                       -2-
                       [Manatron letterhead]








                        September 20, 1995

TO THE SHAREHOLDERS
OF MANATRON, INC.:

          You are cordially invited to attend the Annual Meeting of the Shareholders of Manatron, Inc. The meeting will be held at the Amway Grand Plaza Hotel, on the corner of Pearl and Monroe Streets, in Grand Rapids, Michigan, on Thursday, October 12, 1995, at 4 p.m., local time.

          On the following pages, you will find the Notice of Annual Meeting and the Proxy Statement, as well as information on matters to be considered at the meeting. A report on Company activities will also be presented at the meeting.

          It is important that your shares be represented and voted at the meeting, regardless of the size of your holdings. We therefore urge you to SIGN, DATE, AND RETURN AS SOON AS POSSIBLE the enclosed proxy card in the postage-paid envelope furnished for that purpose. Please do this whether or not you plan to attend the meeting. Sending a proxy will not affect your right to vote in person in the event you attend the meeting.

                                   Respectfully,

                                   /s/ Allen F. Peat
                                   Allen F. Peat
                                   Chairman of the Board,
                                   President, and Chief Executive Officer



                      YOUR VOTE IS IMPORTANT
     PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY









                                        -3-

                       [Manatron letterhead]







           NOTICE OF 1995 ANNUAL MEETING OF SHAREHOLDERS
                        AND PROXY STATEMENT

                     NOTICE OF ANNUAL MEETING

          The Annual Meeting of the Shareholders of Manatron, Inc., will be held at the Amway Grand Plaza Hotel, on the corner of Pearl and Monroe Streets, in Grand Rapids, Michigan, on Thursday, October 12, 1995, at 4 p.m., local time, for the following purposes:

     1.   To elect five directors as set forth in the Proxy Statement.

     2.   To consider and approve the 1995 Long-Term Incentive Plan.

     3. To transact any other business that may properly come before the meeting.

          Only shareholders of record as of the close of business on September 1, 1995, are entitled to notice of, and to vote at, the meeting.

          You are requested to sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope, regardless of whether you expect to attend the meeting in person. You may withdraw your proxy at the meeting if you are present and desire to vote your shares in person.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Jane M. Rix
                              Jane M. Rix
                              Secretary

Kalamazoo, Michigan
September 20, 1995



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  WE URGE ALL
SHAREHOLDERS, REGARDLESS OF THE NUMBER OF SHARES OF STOCK OWNED, TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.





                          MANATRON, INC.

                       2970 SOUTH 9TH STREET
                     KALAMAZOO, MICHIGAN 49009

                  ANNUAL MEETING OF SHAREHOLDERS

                         OCTOBER 12, 1995


                          PROXY STATEMENT


          This Proxy Statement and the enclosed proxy are being furnished to the shareholders of Manatron, Inc. (the "Company" or "Manatron") in connection with the solicitation by the Manatron Board of Directors of proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, October 12, 1995, at 4 p.m., local time, at the Amway Grand Plaza Hotel, on the corner of Pearl and Monroe Streets, in Grand Rapids, Michigan, and at any adjournment of that meeting. It is anticipated that this Proxy Statement and the enclosed form of proxy will be first sent to shareholders on or about September 20, 1995.

          Proxies in the accompanying form that are properly executed, duly returned to management and not revoked will be voted at the annual meeting and any adjournment thereof in accordance with the wishes expressed on the proxies. If no choice is specified, the designated proxies will vote the shares represented by the proxy for the election of the five director nominees named in this Proxy Statement, for approval of the 1995 Long-Term Incentive Plan, and in accordance with their judgment with respect to any other matter that may properly come before the meeting or any adjournment.

          Any shareholder executing and returning the form of proxy that accompanies this Proxy Statement may revoke the proxy at any time before it has been exercised by delivering a written notice of revocation to the Secretary of the Company, executing a subsequent proxy or attending the meeting and voting in person. If the proxy is returned properly executed and is received in time for voting, the shares represented by the proxy will be voted at the meeting unless the proxy is revoked.


             VOTING SECURITIES AND SECURITY OWNERSHIP
            OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


          September 1, 1995, has been fixed by the Board of Directors as the record date for determining the shareholders who are entitled to vote at the Annual Meeting. On that date, 2,945,523 shares of the Company' common stock, no par value ("Common Stock"), were issued and outstanding. Shareholders are entitled to one vote on each matter presented for shareholder action for each share of Common Stock registered in their names at the close of business on the record date.

          The following table contains information with respect to ownership of Common Stock by all directors, all nominees for election as directors, the Named Executive Officer (as defined in the Summary Compensation Table), all executive officers and directors as a group, and by each person known to the Company to own beneficially more than 5% of the Company's outstanding Common Stock. The content of this table is based upon information supplied by the Company's officers, directors and nominees for election as directors, and represents the Company's understanding of circumstances in existence as of April 30, 1995, except as otherwise noted.

                AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

                                                         Total
     Name of               Shares         Stock        Beneficial   Percent  of
Beneficial Owner         Owned<FN1>    Options<FN2>    Ownership   Class<FN3>
Allen F. Peat<FN4><FN8>     770,955<FN5>  49,913        820,868      24.83%

Randall L. Peat<FN4><FN8>   540,262       11,025        551,287      16.68%

Richard J. Holloman<FN6>    185,952       21,750        207,702       6.28%

Gene Bledsoe                  1,102        1,050          2,152         *

Douglas A. Peat<FN7><FN8>   154,629       22,076        176,705       5.35%

Jane M. Rix                   1,485        7,250          8,735         *

Paul R. Sylvester            52,600       22,062         74,662       2.26%

Melvin J. Trumble             3,000       30,000         33,000       1.00%

Harry C. Vorys                8,224        9,041         17,265         *

Stephen C. Waterbury         11,968        3,254         15,222         *

All Directors and Executive Officers as a Group
(11 persons)<FN9>         1,620,428      190,939      1,811,367      58.12%

__________________
  *  Less than 1%.

<FN1> Except as otherwise disclosed, shares owned represent shares of Common
      Stock for which the beneficial owner has sole voting and investment power.



                                         -2-

<FN2> The options listed have been granted pursuant to the Company's 1986, 1989 and 1994 Stock Option and Long-Term Incentive Plans. Options granted by the Company under the 1986 and 1989 Plans are immediately and fully exercisable. One-third of the options granted by the Company under the 1994 Plan are generally exercisable immediately with the remaining two-thirds becoming exercisable twelve and twenty-four months after the date of the grant, respectively.

<FN3> The Percent of Class represents the number of shares owned by each beneficial owner as of April 30, 1995 plus the shares that may be acquired by each beneficial owner through the exercise of outstanding stock options within sixty (60) days by each as of April 30, 1995, as a percentage of the total of all outstanding shares as of April 30, 1995 plus the total of all shares that may be acquired through the exercise of outstanding stock options within sixty (60) days as of April 30, 1995. For purposes of such calculation, it was assumed that Douglas A. Peat owned the number of shares shown above as of April 30, 1995.

<FN4> Messrs. Allen F. Peat and Randall L. Peat are parties to a Shareholder and
      Voting Trust Agreement entered into in 1986 pursuant to which Randall L. Peat has deposited one-half of his shares with Allen F. Peat as trustee ("Trustee"). The term of the voting trust expires on July 13, 1996. During the term, the Trustee is granted the exclusive right to vote the deposited shares, which total 233,350 shares, or approximately 8% of the issued and outstanding shares at April 30, 1995. The agreement also grants an option to purchase the shares to the other party and to Manatron if the other party dies, becomes disabled, terminates employment with Manatron or seeks to dispose of his shares. The address of the voting trust and the business address of Allen F. Peat and Randall L. Peat is 2970 South 9th Street, Kalamazoo, Michigan 49009.

<FN5> Includes 574 shares owned by spouse.

<FN6> The business address for this individual is 3011 South Memorial Drive,
      Greenville, North Carolina 27834.

<FN7> Stock ownership information for Douglas A. Peat is as of September 12,
      1995. The business address for Mr. Peat is 2970 South 9th Street, Kalamazoo, Michigan 49009.

<FN8> Allen F. Peat, Randall L. Peat, and Douglas A. Peat are members of the
      ESOP Committee of the Company. Paul R. Sylvester, Vice President-Finance, Chief Financial Officer, Treasurer and Director of the Company, is trustee of the ESOP portion of the Manatron, Inc. Employee Stock Ownership and Salary Deferral Plan (the "ESOP") and holds shares of the Company for the ESOP. The ESOP Committee has the power to direct the trustee as to the voting of the shares held by the ESOP Trust that have not been allocated to individual accounts. Each of the members of the ESOP Committee disclaims beneficial ownership of shares held by the ESOP (except any


                                         -3-
      shares allocated to the person's individual account under the ESOP), and the ESOP shares are not reported as beneficially owned by the members of the ESOP Committee as individuals unless the shares have been allocated to the person's individual account under the ESOP. Currently, no shares have been allocated to any person's account under the ESOP.

<FN9> In calculating aggregate amounts for all directors and executive officers as a group it was assumed that Douglas A. Peat owned the number of shares shown above as of April 30, 1995.

          As of the date of this Proxy Statement no person other than Allen
F. Peat, Randall L. Peat, Douglas A. Peat, and Richard J. Holloman is known by management to be the beneficial owner of more than 5 percent of the Company's Common Stock.


                       ELECTION OF DIRECTORS

          The Company's Articles of Incorporation specify that the Board of Directors shall consist of at least three members, with the exact number to be determined by the Board. The Board has currently fixed the number of directors at ten. The Articles of Incorporation also specify that the Board of Directors be divided into three classes serving three-year terms as nearly equal in number as possible, with the term of office of one class expiring each year.

          Messrs. Gene Bledsoe, Allen F. Peat, and Harry C. Vorys and Ms. Jane M. Rix, incumbent directors previously elected by the shareholders, are nominees for re-election to three-year terms expiring at the Annual Meeting of Shareholders in 1998. Mr. Melvin J. Trumble is a first time nominee for election to a two-year term expiring at the Annual Meeting of the Shareholders in 1997.

          Unless otherwise directed by a shareholder's proxy, the persons named as proxies in the accompanying proxy will vote for the nominees identified above. In the event any of those nominees is no longer a candidate at the time of the Annual Meeting of Shareholders (a situation which is not now anticipated), the Board of Directors may or may not designate a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the election of the substitute nominee. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named in this Proxy Statement. A vote of the shareholders holding a plurality of the shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker non-votes and other shares not voted will not be counted as shares voted.


                                        -4-
          The Board of Directors recommends a vote FOR the election of the nominees identified above.

          A brief description of each nominee for director and the existing directors is provided below. Unless otherwise noted, each director and nominee for director has had the same principal employment for over five years.


                 NOMINEE FOR TERM EXPIRING IN 1997

Name, Age                           Business Experience for
and Position                             the Past 5 Years
Melvin J. Trumble (53)        Mr. Trumble is the Senior Vice
    Senior Vice President -   President of Property Systems
    Property Systems;         for the Sabre Systems and
    Director since 1994       Services Division of the
                              Company which was acquired in
                              November of 1994.  Prior to the
                              acquisition, Mr. Trumble served
                              as the General Manager of
                              Sabre's real estate appraisal,
                              mapping and systems business.

                NOMINEES FOR TERMS EXPIRING IN 1998

Name, Age                           Business Experience for
and Position                            the Past 5 Years

Gene Bledsoe (49)              Mr. Bledsoe has been the
   Director since 1993         Managing Partner of the Casal
                               Group since 1985.  The Casal
                               Group is a computer industry
                               marketing services and
                               management consulting firm
                               based in Dallas, Texas.

Jane M. Rix (47)               Ms. Rix joined the Company in
   Secretary; Director         1977.  In addition to serving
   since 1993                  as the Corporate Secretary, she
                               is responsible for purchasing
                               and manages the Company's
                               "Total Quality" process.


                       -5-
Allen F. Peat (59)             Mr. Peat co-founded the Company
   Chairman of the Board,      in 1969.  Mr. Peat has final
   President, and Chief        authority, subject to the
   Executive Officer;          control of the Board of
   Director since 1972         Directors, over the general
                               policy, business and affairs of
                               the Company.

Harry C. Vorys (70)            Mr. Vorys, prior to his
   Director since 1986         retirement in July of 1990, was
                               an Executive Vice President and
                               Director of Citizens Trust and
                               Savings Bank of South Haven,
                               Michigan, which has since been
                               merged into Shoreline Bank.  He
                               is currently a Director for
                               Shoreline Financial
                               Corporation, the holding
                               company for Shoreline Bank.





























                                -6-


               DIRECTORS WHOSE TERMS EXPIRE IN 1997

Name, Age                         Business Experience for
and Position                           the Past 5 Years

Douglas A. Peat (33)           Mr. Peat, who is primarily
   Executive Vice President;   responsible for all marketing
   Director since 1991         activities on a company-wide
                               basis and all sales and customer
                               service activities for the State
                               of Michigan, has been employed
                               by the Company in various sales
                               positions since 1985.  He served
                               as Dealer Marketing Manager from
                               1987 through 1991.  He was
                               appointed Vice President-
                               Marketing in 1991 and Executive
                               Vice President in 1994.

Richard J. Holloman (41)       Mr. Holloman founded Specialized
   Director since 1992         Data Systems, Inc., ("SDS") in
                               1980 and until he resigned in
                               April 1995, served as its
                               President.  He became a Director
                               in March of 1992 when SDS was
                               acquired by Manatron.  Mr.
                               Holloman is currently the
                               President and owner of
                               Specialized Appraisal Services,
                               a small mass appraisal company
                               located in Greenville, North
                               Carolina.

               DIRECTORS WHOSE TERMS EXPIRE IN 1996

Name, Age                           Business Experience for
and Position                           the Past 5 Years

Randall L. Peat (47)           Mr. Peat, a co-founder of the
   President, Judicial         Company, serves as President of
   Information Systems;        the Company's Judicial
   Director since 1972         Information Systems Division.


                       -7-
Paul R. Sylvester (36)         Mr. Sylvester has been the
   Vice President -            Company's Vice President -
   Finance, Chief              Finance and Chief Financial
   Financial Officer, and      Officer since 1987.  He was
   Treasurer; Director         appointed as Treasurer in 1993.
   since 1987

Stephen C. Waterbury (45)      Mr. Waterbury is a partner at
   Director since 1991         Warner Norcross & Judd LLP, a
                               law firm with which he has been
                               associated since 1979.

          Allen F. Peat and Randall L. Peat are brothers. Douglas A. Peat is the son of Allen F. Peat and the nephew of Randall L. Peat. There are no other family relationships between the nominees, directors and executive officers of the Company.

          Messrs. Allen F. Peat and Randall L. Peat may be deemed to be control persons under rules issued by the Securities and Exchange Commission by virtue of their individual shareholdings, beneficial ownership of shares and participation in the Voting Trust Agreement described under "Voting Securities and Security Ownership of Certain Beneficial Owners and Management" above.


           APPROVAL OF THE 1995 LONG-TERM INCENTIVE PLAN

          The Board of Directors firmly believes that the Company's long-term interests are best advanced by aligning the interests of its key business leaders and employees with the interests of its shareholders. Therefore, to attract and retain directors, officers, and other key management employees of exceptional abilities, and in recognition of the significant and extraordinary contributions to the long-term performance and growth of the Company and its subsidiaries made by these individuals, on July 13, 1995, the Board of Directors adopted, subject to shareholder approval, the 1995 Long-Term Incentive Plan (the "1995 Incentive Plan"). The 1995 Incentive Plan is intended to supplement the Company's 1986 Incentive Stock Option Plan, 1989 Stock Option Plan, 1994 Long-Term Incentive Plan and the Restricted Stock Plan (collectively, the "Prior Plans"). Because the Prior Plans have limited authorized shares remaining for future stock option grants and restricted stock awards, the Board of Directors believes that the adoption and implementation of the 1995 Incentive Plan is now advisable to make additional shares available for stock option grants and restricted stock awards.

          The Board of Directors contemplates that the 1995 Incentive Plan would primarily be used to grant stock options. However, the 1995 Incentive Plan would also permit grants of restricted stock and tax benefit rights if determined to be desirable to advance the purposes of

                       -8-
the 1995 Incentive Plan. Stock options, restricted stock and tax benefit rights are referred to as "Incentive Awards." By combining in a single plan these types of incentives commonly used in long-term incentive compensation programs, it is intended that the 1995 Incentive Plan would provide significant flexibility to the Stock Option Plan Committee of the Board of Directors to tailor specific long-term incentives that would best promote the objectives of the 1995 Incentive Plan, and in turn promote the interests of the Company's shareholders.

          The following is a summary of the principal features of the 1995 Incentive Plan. The summary is qualified in its entirety by reference to the terms of the 1995 Incentive Plan, the complete text of which is attached as Appendix A to this Proxy Statement.

          Persons eligible to receive Incentive Awards under the 1995 Incentive Plan (with certain limitations discussed below) include directors and corporate officers (currently 10 persons) and other key employees (currently approximately 50 persons) of the Company and its subsidiaries. Other individuals eligible to participate in the 1995 Incentive Plan may join the Company in the future. A maximum of 500,000 shares of Common Stock (subject to certain antidilution adjustments) would be available for Incentive Awards under the 1995 Incentive Plan. Shares to be issued under the 1995 Incentive Plan would be authorized and unissued shares. Because directors, officers and key employees of the Company and its subsidiaries may receive awards under the 1995 Incentive Plan, they may be deemed to have an interest in the 1995 Incentive Plan. The 1995 Incentive Plan would not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") and would not be subject to the Employee Retirement Income Security Act of 1974.

          The 1995 Incentive Plan would be administered by the Company's Stock Option Plan Committee (the "Committee"), which is currently comprised of two nonemployee directors, neither of whom participates or is eligible to participate in any long-term incentive plan of the Company or its subsidiaries, except for nondiscretionary stock option grants based upon a specified formula, and both of whom must be "outside directors" as defined in the rules issued pursuant to Section 162(m) of the Code. The Committee would make determinations, subject to the terms of the 1995 Incentive Plan, as to the persons to receive Incentive Awards, the amount of Incentive Awards to be granted to each person, the terms of each grant, and all other determinations necessary or advisable for administration of the 1995 Incentive Plan. A current option plan of the Company provides that each non-employee director who has served a full year of service as a director shall receive an option for 1,000 shares of Common Stock issued as of the date of the Annual Meeting of Shareholders each year. The Committee could amend the terms of Incentive Awards granted under the 1995 Incentive Plan from time to time in a manner consistent with the 1995 Incentive Plan; provided, however, that no amendment could be effective relating to a particular Incentive Award without the consent of the


                       -9-
relevant participant, except to the extent the amendment operated solely to the benefit of the participant.

          Under the 1995 Incentive Plan, participants could be granted stock options. A stock option is the right to purchase a specified number of shares of Common Stock for a stated price at specified times. Certain stock options that could be granted to employees under the 1995 Incentive Plan may qualify as incentive stock options as defined in Section 422(b) of the Code. Other stock options, including all stock options that could be granted to directors who are not employees, would not be incentive stock options within the meaning of the Code. Stock options could be granted at any time prior to the termination of the 1995 Incentive Plan according to its terms or by action of the Committee.

          The Committee would set forth the terms of individual grants of stock options in stock option agreements, which agreements would contain such terms and conditions, consistent with the provisions of the 1995 Incentive Plan, as the Committee determined appropriate. These restrictions may include vesting requirements to encourage long-term ownership of shares. The Company will receive no consideration upon the award of options. The option price per share would be determined by the Committee and would be a price equal to or higher than the "market value" of the Company's Common Stock on the date of grant. "Market Value" means the last reported sales price of shares of Common Stock as reported on the NASDAQ system on the date of grant, or if no shares were traded on that date, the last preceding date on which shares were traded. On
September 8, 1995, the last reported sales price of Common Stock on the NASDAQ National Market System was $2.75 per share. When exercising all or a portion of an option, a participant could pay the exercise price with cash or, with the consent of the Committee, shares of common stock. If shares of Common Stock are used to pay the exercise price and the Committee consents, a participant may use the value of shares received upon exercise for further exercises in a single transaction, permitting a participant to fully exercise an option with a relatively small initial cash or stock payment. The Committee could also authorize payment of all or a portion of the option price in the form of a promissory note or installments on such terms as the Committee approved. The Board of Directors could restrict or suspend the power of the Committee to permit such loans and could require that adequate security be provided. The Committee could also designate any option that it grants under the Plan a "reload option." Upon exercise of a reload option, the participant would automatically receive new options from the Company with an option price equal to the market value of the Common Stock on the date of exercise of the reload option.

          Although the term of each stock option would be determined by the Committee, no stock option would be exercisable under the 1995 Incentive Plan after the expiration of 10 years from the date it was granted. Options generally would be exercisable for limited periods of time in the event an option holder was terminated from employment with the Company without cause,

                      -10-
died, or became disabled. If an option holder was terminated for cause, the option holder would forfeit all rights to exercise any outstanding options. Options granted to participants under the 1995 Incentive Plan could not be transferred except by will or by the laws of descent and distribution. There is no specified limit on the number of options that could be granted to any individual participant under the 1995 Incentive Plan, except that (i) each non-employee director who served a full term for the prior year shall automatically receive annual grants of 1,000 shares on the date of the Annual Meeting of Shareholders; and (ii) no participant could be granted, during any calendar year, incentive awards for more than twenty-five percent (25%) of the total shares of Common Stock authorized for issuance under the Plan.

          Because the number of participants and the market value of Common Stock on the grant date cannot presently be determined, the benefits or amounts that will be received by participants under the 1995 Incentive Plan also are not determinable. If the 1995 Incentive Plan had been in effect for the fiscal year ended April 30, 1995, and assuming that there were no shares available for non-employee director stock option grants under the Prior Plans, no benefits would be determinable, except stock option awards to non-employee directors would have been as follows:

                                     NEW PLAN BENEFITS
                               1995 LONG-TERM INCENTIVE PLAN

                                Dollar Value at        Number of Securities
      Group                  September 1, 1995<FN1>     Underlying Options
Non-Executive Director Group          $0                   3,000<FN2>
(three eligible persons)

All Others                            $0                   0

<FN1>  The dollar value of a stock option is determined by calculating the spread between the exercise price of the stock option and the current value of Common Stock. In this table, the dollar value is $0 because the market value as of September 8, 1995 has not increased from the market value of the Common Stock on October 6, 1994 (the date of the 1994 Annual Meeting of Shareholders).

<FN2>  Includes stock options to purchase 1,000 shares of the Company's
       Common Stock for each of the three persons who served as non-employee directors on October 6, 1994, and who would have been entitled to a stock option grant on that date under the 1995 Incentive Plan if the 1995 Incentive Plan was effective on that date.



                      -11-
          Under current federal income tax laws, no income would be realized when an option was granted pursuant to the 1995 Incentive Plan.
A participant exercising an incentive stock option would not recognize income at the time of the exercise. The difference between the market value and the exercise price would, however, be a tax preference item for the purpose of calculating alternative minimum tax. Upon sale of the stock, so long as the participant held the stock for at least one year after the exercise of the option and at least two years after the grant of the option, the participant's basis would equal the option price, and the participant would pay tax on the difference between the sale price and the option price as capital gain, in which case the Company would not be entitled to any deduction for compensation income. If, prior to the expiration of either of the above holding periods, the participant sold shares acquired under an incentive stock option, the tax deferral would be lost, and the participant would recognize compensation income equal to the difference between the option price and the fair market value of the shares sold at the time of exercise, but not more than the maximum amount that would not result in a loss on the disposition (generally the difference between the option price and the price at which the shares are sold). The Company would then receive a corresponding deduction for federal income tax purposes. Additional gains, if any, would be recognized by the participant as short- or long-term capital gain.

          If a participant exercised stock options that were not incentive stock options, the participant would recognize compensation income in the year of exercise equal to the difference between the stock option price and the fair market value of the shares on the date of exercise. The Company would receive a corresponding deduction for federal income tax purposes. The optionee's tax basis in the shares acquired would be increased by the amount of compensation income recognized. Sale of the stock after exercise would result in recognition of short- or long-term capital gain or loss.

          In addition to the authority to grant stock options under the 1995 Incentive Plan, the 1995 Incentive Plan would allow the Committee to award restricted stock. Restricted stock would be subject to such terms and conditions, consistent with the provisions of the 1995 Incentive Plan, as the Committee from time to time determined. As with stock option grants, the Committee would set forth the terms of individual awards of restricted stock in restricted stock agreements. If a participant entered into competition with the Company, or if a participant's employment or director or officer status was terminated during the restricted period set by the Committee for any reason other than death, retirement, or disability, then any shares of restricted stock still subject to restrictions would be forfeited. Unless the Committee provided otherwise in a restricted stock agreement, if a participant's employment or director or officer status was terminated during the restricted period (i) by reason of death or disability, the restrictions applied to the participant's shares would terminate automatically as of the date of death or disability, or (ii) by reason of retirement, then any shares of

                      -12-
restricted stock still subject to restrictions on the retirement date would be forfeited.

          Without Committee authorization, a recipient of restricted stock could not sell, exchange, transfer, pledge, assign, or otherwise dispose of such stock other than to the Company or by will or the laws of descent or distribution. In addition, the Committee could impose other restrictions on shares of restricted stock. However, holders of restricted stock would enjoy all other rights of shareholders with respect to restricted stock, including the right to vote restricted shares at shareholders' meetings and the right to receive all dividends paid with respect to restricted stock. Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization, or reorganization would be subject to the same terms, conditions, and restrictions that are applicable to the restricted stock for which such shares are received.

          Generally, a participant would not recognize income upon the award of restricted stock. However, a participant would be required to recognize compensation income on the value of restricted stock at the time the restricted stock vested (when the restrictions lapse). At the time the participant recognized this compensation income, the Company would be entitled to a corresponding deduction for federal income tax purposes. If restricted stock was forfeited by a participant, the participant would not recognize income, and the Company would not receive a deduction. Prior to the lapse of restrictions, dividends paid on restricted stock would be reported as compensation income to the participant, and the Company would receive a corresponding deduction.

          A participant could, within thirty days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurred. If the participant made such an election, the amount of compensation income would be the value of the restricted stock at the time of the award. Any later appreciation in the value of the restricted stock would be treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election was made would be taxable as dividends and not treated as additional compensation income. If, however, restricted stock was forfeited after the participant had made an election as described above, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the stock previously reported by the participant as compensation income.

          The Committee could also grant tax benefit rights under the 1995 Incentive Plan. As with options and restricted stock, the Committee would set forth the terms and conditions of tax benefit rights granted and the participants to receive tax benefit rights. A tax benefit right would entitle a participant to receive a cash payment from the Company or a

                      -13-
subsidiary to encourage the participant to exercise his or her options. The amount of the payment could not exceed the amount calculated by multiplying the ordinary income, if any, realized by the participant for federal tax purposes as a result of the exercise of a non-incentive stock option, or as a result of the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus the applicable state and local tax imposed on the exercise of the option or disqualifying disposition. Tax benefit rights could be granted only with respect to a stock option issued and outstanding or to be issued under the 1995 Incentive Plan or the Prior Plans. A participant could refuse the issuance of tax benefit rights if the effect of the tax benefit right would be to disqualify an incentive stock option, change the date of the grant or exercise price or impair the participant's existing stock options. An officer or employee subject to Section 16 of the Exchange Act could not exercise an option to which a tax benefit right has attached for a period of six months from the date of grant of the tax benefit right.

          Whenever Incentive Awards are made under the 1995 Incentive Plan, the Company could withhold from any cash otherwise payable to the participant or require the participant to remit to the Company an amount sufficient to satisfy all applicable federal, state, and local withholding taxes. Withholding could be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock.

          The Board of Directors could terminate the 1995 Incentive Plan at any time, and could from time to time amend the 1995 Incentive Plan as it deemed proper and in the best interests of the Company, provided that without shareholder approval no such amendment could: materially increase either the benefits to participants under the 1995 Incentive Plan or the number of shares that could be issued under the 1995 Incentive Plan; materially modify eligibility requirements; reduce the option price
(except pursuant to certain anti-dilution provisions set forth in the 1995 Incentive Plan); or impair any outstanding Incentive Award without the consent of the participant, except according to the terms of the Incentive Award. Subject to shareholder approval, the 1995 Incentive Plan would take effect on July 13, 1995 and, unless previously terminated by the Board of Directors, the 1995 Incentive Plan would terminate on July 12, 2005. No award could be made under the 1995 Incentive Plan after that date.

          The Company intends to register shares covered by the 1995 Incentive Plan under the Securities Act of 1933 before any Incentive Award would vest or become exercisable.

          The affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy and voting on this proposal is required to approve the 1995 Incentive Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes and other shares not

                      -14-
voted will not be counted as voted on this proposal, and the number of shares of which a majority is required will be reduced by the number of shares not voted. The Board of Directors has determined that the 1995 Incentive Plan is in the best interests of the Company and its shareholders. The shares represented by proxies received will be voted FOR approval of the adoption of the 1995 Incentive Plan unless a vote against such approval or to abstain from voting is specifically indicated in the proxy.

          The Board of Directors recommends a vote FOR approval of the 1995 Long-Term Incentive Plan.


                     ORGANIZATION OF THE BOARD

          The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Stock Option Plan Committee, the Nominating Committee, and the Executive Committee. None of the Committees has a designated chairman.

          The Audit Committee consists of Gene Bledsoe, Harry C. Vorys and Stephen C. Waterbury. The Audit Committee met once during fiscal year 1995. Each year the Committee reviews the prior year's audit and the upcoming audit plan submitted by the independent auditors with respect to the scope of procedures performed, internal controls, and recommendations for accounting or operational improvements.

          The Compensation Committee consists of Gene Bledsoe, Harry C. Vorys and Stephen C. Waterbury. The Compensation Committee, which establishes the compensation of the executive officers, met twice during fiscal 1995.

          The Stock Option Plan Committee consists of Harry C. Vorys and Stephen C. Waterbury. This committee, which met four times during fiscal 1995, is responsible for the administration and award of stock options and restricted stock under the Company's stock plans.

          The Nominating Committee and the Executive Committee have recently been created by the Board of Directors. Neither of those Committees held meetings during fiscal year 1995.

          The Nominating Committee consists of Allen F. Peat, Douglas A. Peat, and Paul R. Sylvester. The Nominating Committee will consider and evaluate the qualifications of potential candidates for the Board of Directors and recommend appropriate candidates to the full Board of Directors.

          The Executive Committee consists of Allen F. Peat, Randall L. Peat, Douglas A. Peat, and Paul R. Sylvester. The Executive Committee has the authority to exercise the powers of the Board of Directors in the

                      -15-
management of the business affairs and property of the Company during intervals between meetings of the Board of Directors.

           The Board of Directors met on four occasions during the last fiscal year. Each director attended more than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by each committee of the Board on which he or she served.


         COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth the annual compensation, long-term compensation and all other compensation for the Company's chief executive officer, the only officer of the Company whose salary and bonus for the fiscal year ended April 30, 1995 equalled $100,000 or more (the "Named Executive Officer").

                                                SUMMARY COMPENSATION TABLE

                                                            Long-Term Compensation
                                Annual Compensation                  Awards

                                                                  Securities
                                                                   Underlying             All Other
  Name and Principal             Salary        Bonus                Options              Compensation
      Position          Year      ($)           ($)                 (#)<FN1>              ($)<FN2>
Allen F. Peat           1995    140,907        80,000                10,500                 6,500
Chairman of the         1994    107,719        15,000                22,050                 6,700
Board, President,       1993     97,400         --                   17,363                 7,600
and Chief Executive
Officer

_________________________________________

<FN1> The number of shares subject to stock options has been adjusted to reflect the five percent stock dividends distributed on November 19, 1993 and November 18, 1994.

<FN2> All other compensation of the Named Executive Officer for the year ended
      April 30, 1995 includes: (a) Company matching contributions under the Company's profit sharing and 401(k) plan of $1,800; and (b) amounts paid by the Company for life insurance on the Named Executive Officer of $4,700. Mr. Peat owns the life insurance policy.


                      -16-
STOCK OPTIONS GRANTED

          The following table sets forth the stock option grants to the Named Executive Officer in fiscal year 1995:


                                                    OPTION GRANTS IN LAST FISCAL YEAR

                                                                                       Potential Realizable Value
                                       Percent of                                     at Assumed Annual Rates
                                         Total                                        of Stock Price Appreciation
                        Number of       Options                                         For Option Term<FN2>
                       Securities      Granted To
                      Underlying       Employees      Exercise or
                        Options        in Fiscal       Base Price      Expiration
        Name            Granted           Year        ($/Sh)<FN1>         Date           5% ($)       10% ($)
Allen F. Peat          10,500            6.62%           $4.26          08/17/04        $ 7,200       $20,800

<FN1>  The exercise price of the options grants reflected in the above table is equal to 100% of the market value of the Company's Common Stock on the date of grant, or 110% of market value for holders of more than 10% of the Company's Common Stock. Options may be subject to a vesting schedule or may become exercisable immediately after grant. Options generally expire five to ten years after grant.

<FN2>  The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using 5 percent and 10 percent appreciation rates set by the Securities and Exchange Commission, compounded annually and, therefore, are not intended to forecast possible future appreciation, if any, of the Company's Common Stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth the aggregated option exercises in fiscal year 1995 and the outstanding options at April 30, 1995 for the Named Executive
Officer:





                      -17-

          AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                 AND FISCAL YEAR-END OPTION VALUES

                                                          Number of
                                                          Securities              Value of
                                                          Underlying             Unexercised
                                                          Unexercised            in-the-money
                                                           Options                  Options
                                                        at Fiscal Year-         at Fiscal Year-
                       Share                Value            End                    End ($)
                       Acquired on        Realized       Exercisable/             Exercisable/
         Name          Exercise (#)        ($)<FN1>     Unexercisable          Unexercisable<FN2>
Allen F. Peat             --                 --            49,913/0                   $ 0/0

<FN1>  Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise, multiplied by the number of shares to which the exercise relates.

<FN2>  Value is calculated based on the difference between the (i) option exercise price and (ii) the market price at April 30, 1995, the end of the Company's fiscal year, multiplied by the number of shares subject to unexercised options. The closing price of the Company's Common Stock as reported on NASDAQ National Market System on April 30, 1995, was $3.25.

EMPLOYMENT AGREEMENT

      Mr. Allen F. Peat has an employment agreement with the Company which expires on July 16, 2000. The agreement provides for, among other things, a monthly salary, annual bonus and other fringe benefits, as determined from time to time by the Board of Directors. For any given year, it is intended that monthly salary and fringe benefits will in no event be less than those received in the prior year. The annual bonus is determined in accordance with a formula approved by the Board, but in no event can it exceed 60 percent of the individual's annual salary.


                    COMPENSATION OF DIRECTORS

      Directors who are employees of the Company do not receive compensation for services as directors. Directors who are not employees


                      -18-
of the Company may receive an annual retainer of $5,000, plus $500 for each Board meeting attended and $250 for each Committee meeting attended.

      Under the terms of the Company's 1989 Stock Option Plan, each non-employee director serving on the Board of Directors on October 3, 1991, was granted an option to purchase 1,000 shares for each full year of service as a Company director. After that date, each non-employee director who has served a full year of service as a director has received an option for 1,000 shares of Common Stock issued as of the date of the Annual Meeting of Shareholders each year. The per share exercise price of the options granted to directors is 100 percent of the market value of the Common Stock on the date each option is granted. The term of each option may not exceed 10 years.


      COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee develops compensation policies for the Company and evaluates annual salaries and incentive compensation plans for the executive officers. It also reviews awards under certain stock-based compensation plans as approved by the Stock Option Plan Committee. The Compensation Committee submits its recommendations on such matters to the full Board of Directors (the "Board") for ratification.
The Compensation Committee consists of three directors, none of whom is a current or former employee of the Company.

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

      The Compensation Committee's executive compensation philosophy is to provide competitive levels of compensation, align officers' pay with the Company's achievement of annual and long-term performance goals, reward above average performance by the Company, recognize individual accomplishment, and allow the Company to attract and retain quality executive officers. The Committee believes that a substantial portion of the annual compensation of each officer must relate to, and be contingent upon, the performance of the Company.

      The Company's basic compensation policies are designed to enhance shareholder value by rewarding executive officers for profitable growth of the Company and increases in the value of its Common Stock. The Company's executive compensation policies seek to align the interests of executive officers and other key employees with the interests of shareholders through stock ownership to encourage increases in shareholder value. The Compensation Committee believes that above-average performance, measured in terms of profit growth and total shareholder return, should generate rewards for senior executives and key employees.



                      -19-
      Executive officer compensation is comprised of three primary components: a base salary and benefits; an annual performance bonus (the "Annual Bonus Plan"); and participation in stock option plans to align the financial interests of the officers with those of the Company's shareholders. Each of these components is designed to accomplish one or more of the compensation objectives. Benefits offered to executive officers include participation in a Profit Sharing and 401(k) Plan, which covers substantially all employees, the Employee Stock Purchase Plan and the Company's various health and life insurance benefit plans.

      Based on a recommendation of the Compensation Committee, the Company has retained Management Resource Center, Inc., executive compensation consultants, to review compensation paid to top executives in light of both the performance of the Company and the compensation paid to similar executives in peer companies. During fiscal 1996, management will prepare, with the assistance of the outside compensation consultants, an analysis of the Company's current compensation programs and executive compensation recommendations. The analysis will be presented to the Compensation Committee, which will meet with representatives of Management Resource Center, Inc. to discuss executive compensation practices in other companies and the computer industry, and to assure that management's recommendations are consistent with the best interests of the Company's shareholders.

BASE SALARY

      The Company seeks to attract and retain executives by providing base salaries that are generally competitive. The skill and experience required by the position, job performance, accountability, tenure and current economic conditions affect what individuals earn as a base salary. The Committee considers pay levels at other comparable companies to help establish guidelines, but the Company's current operating performance is considered most important in determining the base salaries of senior executives.

      The Compensation Committee believes current base salaries for executive officers have not kept pace with and are below average for executives in similar positions. It is the Committee's intention to increase base salaries of officers to more competitive levels as profits improve. Nonetheless, incentive compensation based upon criteria designed to reward executives for performance which enhances shareholder value will continue to represent a substantial percentage of potential executive compensation.

      In general, the Company adjusts executive officer salaries on an annual basis. The annual adjustments are determined by considering the Company's performance, each officer's performance, any increased responsibilities of the officer and current economic conditions.



                      -20-
ANNUAL BONUS PLAN

      The Annual Bonus Plan is a key component of officer compensation. Participation is limited to executive officers employed with the Company at the time the annual goals are established, numbering eight in 1995. The Annual Bonus Plan provides that each participant receive a specified percentage of current year income before income taxes. In addition, discretionary bonuses are paid for exceptional performance or the achievement of significant corporate objectives.

      No annual bonuses were earned for fiscal 1995. During fiscal 1995 certain bonuses were paid in connection with the completion of an acquisition based on a discretionary evaluation of the performance and effort of each recipient.

STOCK OPTIONS

      The Stock Option Committee of the Board periodically grants stock options to executive officers of the Company. These stock options provide the recipient the right to acquire shares of the Company's Common Stock at its fair market value on the date of grant. The options generally become exercisable immediately after the date of grant and expire five to ten years following the date of grant. The number of shares covered by each grant is designed to provide the executive officers a substantial incentive to operate the business from the perspective of an owner, thereby closely aligning their interests to those of the Company's shareholders. Although the Compensation Committee believes that stock ownership by executive officers and other key employees is beneficial, the Company currently has no target ownership level for Common Stock holdings by officers. The Stock Option Committee generally does not take into account in its decisions the amount and value of options currently held by the officer. In fiscal 1995, the Stock Option Committee awarded incentive stock options for an aggregate of 69,500 shares to 7 executive officers. The exercise prices of these options ranged between $3.13 to $4.26 per share.

CHIEF EXECUTIVE OFFICER COMPENSATION

      The Compensation Committee considers current operating performance to be a key determinant in establishing the base salary of the Chief
Executive Officer (the "CEO"). Also given consideration are the individual's performance, skill and experience, accountability, length of service and current economic conditions. The Compensation Committee also believes that incentive compensation, designed to reward performance, should represent a significant percentage of the CEO's potential compensation. The CEO received a base salary of $140,907 for fiscal 1995. In addition, an $80,000 special cash bonus was granted to the CEO in recognition of his role in negotiating and closing the acquisition of Sabre Systems and Services which had been one of the Company's principal competitors prior to its acquisition by the Company. None of the

                      -21-
corporate officers received an annual bonus based on the fiscal 1995 financial performance of the Company.



                                    Respectfully submitted,

                                    Gene Bledsoe
                                    Harry C. Vorys
                                    Stephen C. Waterbury









































                      -22-
    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company's Compensation Committee is composed of Gene Bledsoe, Harry C. Vorys and Stephen C. Waterbury. Stephen C. Waterbury is a partner in the law firm of Warner Norcross & Judd LLP, and Gene Bledsoe is the Managing Partner of the Casal Group, a computer industry marketing services and management consulting firm. The services of these firms were utilized by the Company in 1995 and will continue to be utilized in fiscal year 1996.


         COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

      Section 16(a) of the Exchange Act requires the Company's directors and officers and persons owning greater than 10% of the outstanding shares of Common Stock to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors, officers and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Form 5 were required for those persons for the 1995 fiscal year, the Company believes that all applicable reporting and filing requirements were satisfied during the Company's last fiscal year.


                         STOCK PERFORMANCE

      Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, assuming $100 invested on April 30, 1990 and assuming reinvestment of dividends, against the Standard & Poor's 500 Stock Index and an industry index comprised of the common stock of eleven companies in the computer software industry (the "Peer Group") for the five-year period from April 30, 1990 to April 30, 1995. The Peer Group selected by the Company includes Barrister Information Systems Corp.; Bolt, Beranek & Newman, Inc.; Business Records Corporation; Cerner Corp.; Computrac, Inc.; Microlog Corp.; Symbolics, Inc.; Symix Systems I; Synercom Technology, Inc. (now known as Alpha Technologies, Inc.); Systems & Computer Technology Corp.; and Xyvision, Inc. Cumulative total return is measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and
(B) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period.





                      -23-
               COMPARISON OF CUMULATIVE TOTAL RETURN
  Assumes initial investment of $100 and reinvestment of dividends


                              [GRAPH]


          The dollar values for total shareholder return plotted in the graph above are shown in the table below:

                1990     1991     1992     1993     1994     1995
Manatron     $100.00  $ 82.61  $134.74  $100.40  $167.75  $130.84
S & P 500     100.00   117.62   134.12   146.51   154.30   181.26
Peer Index    100.00   110.41   140.94   197.44   334.14   455.87


                   TRANSACTIONS WITH MANAGEMENT

          Until September 12, 1994, the Company leased from Allen F. Peat, Chairman of the Board, President and Chief Executive Officer, a portion of its Kalamazoo, Michigan corporate offices consisting of approximately 3,300 square feet for approximately $1,900 per month. The Company was responsible for taxes, maintenance, and insurance on the leased property. On September 12, 1994, the Company purchased the premises from Mr. Peat for $200,000 in cash. The price was based on an independent appraisal of the property's fair market value. The appraisal was performed by Stratford Appraisal Incorporated of Kalamazoo, Michigan.

          The Company is leasing its office in Greenville, North Carolina under a five-year agreement expiring on July 31, 1999, consisting of approximately 4,600 sq. ft. from HBH Partnership, of which Richard J. Holloman, former President of SDS and a Director of the Company, is a one-third owner, for approximately $3,800 per month. HBH Partnership is responsible for taxes, maintenance and insurance on the leased property.

          The terms of these leases and the purchase of the Kalamazoo property were not negotiated at arm's-length and may be deemed to involve a conflict of interest. However, in the opinion of management, the terms are at least as favorable to the Company as the terms which would be available to the Company in an arm's-length transaction.

          On June 29, 1995, the Company's ESOP purchased 142,858 shares of Common Stock from Allen F. Peat, Chairman of the Board, President and Chief Executive Officer for $3.50 per share. The ESOP borrowed $500,000 from a bank to finance the stock purchase. The Company has guaranteed the



                      -24-
ESOP's loan and is obligated to make contributions sufficient to enable the ESOP to repay the loan, including interest. The loan is repayable in quarterly installments of $25,000, beginning September 30, 1995, plus interest at the bank's prime rate.

          The Company has made two loans to Paul R. Sylvester, Vice President - Finance, Chief Financial Officer, Treasurer and Director, totalling $172,500. The proceeds of the loans were used to purchase shares of Common Stock in the Company from another executive officer. Mr. Sylvester is obligated to repay the full amount of the first loan of $50,000 without interest on March 1, 1998, unless the loan becomes due earlier. Mr. Sylvester is obligated to repay the full amount of the second loan of $122,500 without interest on September 1, 1999, unless the loan becomes due earlier. Each of the loans becomes due before their respective repayment dates if Mr. Sylvester sells the Common Stock purchased with the proceeds of the respective loan.


                       SELECTION OF AUDITORS

          The Company selected Arthur Andersen LLP, independent auditors, as its principal auditors for fiscal year 1995. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Shareholders, will be provided with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. Consistent with its past practice, the Company expects to finalize the selection of its principal auditors for its 1996 fiscal year financial audit prior to December 31, 1995.


                NOMINATIONS OF DIRECTOR CANDIDATES

          Nominations of candidates for election as directors of the Company at any meeting of shareholders called for election of directors (an "Election Meeting") may be made by any shareholder entitled to vote at such Election Meeting. Any shareholder who intends to make a nomination at the Election Meeting is required to deliver, not less than 120 days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, a notice to the Secretary of the Company setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each nominee; (iii) the number of shares of capital stock of the Company which are beneficially owned by each nominee;
(iv) a statement that each nominee is willing to be nominated; and
(v) such other information concerning each nominee as is required under the rules of the Securities and Exchange Commission for inclusion in a proxy statement soliciting proxies for the election of such nominees. If the chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination will be void.
                      -25-

                       SHAREHOLDER PROPOSALS

          Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the Company to be considered for inclusion in its Proxy Statement and form of proxy relating to that meeting by May 23, 1996. Shareholder proposals should be made in accordance with Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended, and should be addressed to Allen F. Peat, Chairman of the Board, Manatron, Inc., 2970 South 9th Street, Kalamazoo, Michigan 49009.


                          OTHER BUSINESS

          The Company's Annual Report to Shareholders, including financial statements, is being mailed to shareholders with this Proxy Statement.

          The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting, other than as set forth in this Proxy Statement. If other business should come before the meeting, the persons named as proxies in the accompanying proxy intend to vote the shares in accordance with their judgment and discretionary authority to do so as indicated in the proxy.


                      SOLICITATION OF PROXIES

          The cost of the solicitation of proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials or otherwise communicate with beneficial owners of shares held by them. The Company has retained Corporate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072, to aid in the solicitation from brokers and other nominee shareholders. It is not anticipated that the fee to be paid to Corporate Investor Communications, Inc. will exceed $2,500 plus expenses.



                                   /s/ Jane M. Rix
                                   Jane M. Rix
                                   Secretary

Kalamazoo, Michigan
September 20, 1995




                      -26-

                            APPENDIX A

                          MANATRON, INC.

                   1995 LONG-TERM INCENTIVE PLAN


                             SECTION 1

              ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the 1995 LONG-TERM INCENTIVE PLAN (the "Plan") for its directors, corporate and Subsidiary officers and other key employees. The Plan permits the grant or award of Options, Restricted Stock, and Tax Benefit Rights.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide directors, officers and key management employees of the Company and its Subsidiaries with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of directors, officers and key employees with the interests of the Company's shareholders through the opportunity for increased stock ownership, and to attract and retain directors, officers and key employees of exceptional ability. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.


                             SECTION 2

                            DEFINITIONS

     The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Act" means the Securities Exchange Act of 1934, as amended.

     2.2  "Board" means the Board of Directors of the Company.

     2.3  "Code" means the Internal Revenue Code of 1986, as amended.

     2.4 "Committee" means the Stock Option Plan Committee of the Board or such other committee as the Board shall designate to administer the Plan. The Committee shall consist of at least two members of the Board appointed by the Board all of whom shall be "disinterested persons" as defined in Rule 16b-3 under the Act and "outside directors" as defined in the rules promulgated pursuant to Section 162(m) of the Code.

     2.5 "Common Stock" means the common stock, no par value, of the Company.
                      -27-
     2.6  "Company" means Manatron, Inc., a Michigan corporation.

     2.7 "Competition" means participation, directly or indirectly, in the ownership, management, financing or control of any business that is the same as or similar to the present or future businesses of the Company or its parent or any Subsidiary. Such participation could be by way of employment, consulting services, directorship or officership. Ownership of less than five percent (5%) of the shares of any corporation whose shares are traded publicly on any national or regional stock exchange or over the counter shall not be deemed Competition.

     2.8 "Incentive Award" means the award or grant of an Option, Restricted Stock or Tax Benefit Right to a Participant under the Plan.

     2.9 "Market Value" of any security on any given date means: (a) if the security is listed for trading on one or more national securities exchanges (including the NASDAQ National Market System), the last reported sales price on the principal such exchange on the date in question, or if such security shall not have been traded on such principal exchange on such date, the last reported sales price on such principal exchange on the first day prior thereto on which such security was so traded; or (b) if the security is not listed for trading on a national securities exchange (including the NASDAQ National Market System) but is traded in the over-the-counter market, the mean of highest and lowest bid prices for such security on the date in question, or if there are no such bid prices for such security on such date, the mean of the highest and lowest bid prices on the first day prior thereto on which such prices existed; or (c) if neither (a) nor (b) is applicable, the value as determined by any means deemed fair and reasonable by the Committee, which determination shall be final and binding on all parties.

     2.10 "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonstatutory stock option.

     2.11 "Participant" means directors, corporate officers and other key employees of the Company and its Subsidiaries who the Committee determines are eligible to participate in the Plan and who are designated to be granted an Incentive Award under the Plan.

     2.12 "Reload Options" means Options granted to Participants that, upon exercise, commit the Company to automatically grant to the Participant on the date of exercise additional options.


                      -28-
     2.13 "Restricted Period" means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.

     2.14 "Restricted Stock" means Common Stock awarded to a Participant under Section 6 of the Plan.

     2.15 "Retirement" means the voluntary termination of all employment by a Participant.

     2.16 "Subsidiary" means any corporation of which a majority of the outstanding voting stock is directly or indirectly owned or controlled by the Company, or by one or more Subsidiaries.

     2.17 "Tax Benefit Right" means any right granted to a Participant under Section 7 of the Plan.


                             SECTION 3

                          ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan, shall have full power and authority to interpret the provisions of the Plan, and shall have full power and authority to supervise the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by all of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it deems advisable. The members of the Committee shall be paid reasonable fees for their services.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to: determine whether and when Incentive Awards will be granted, the persons to be granted Incentive Awards, the amount of Incentive Awards to be granted to each person and the terms of the Incentive Awards to be granted; vary and amend vesting schedules, if any; permit delivery or withholding of stock in payment of the exercise price or to satisfy tax withholding obligations; and Waive any restrictions or conditions applicable to any Incentive Award. Incentive Awards shall be granted or awarded by the Committee, and Incentive Awards may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Participant, except to the extent that the amendment operates solely to the benefit of the Participant.
                      -29-
     3.3 INDEMNIFICATION OF COMMITTEE MEMBERS. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying upon information furnished in connection with the Plan's administration by any appropriate person or persons.


                             SECTION 4

                    SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Subject to adjustment as provided in subsection 4.2 of the Plan, a maximum of 500,000 shares of Common Stock shall be available for any form of Incentive Awards under the Plan. Such shares shall be authorized and unissued shares.

     4.2 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available for grants or awards under the Plan, together with the Option prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective Incentive Award, with an appropriate cash adjustment for the value of any Incentive Awards eliminated. If an Incentive Award is canceled, surrendered, modified, expired or terminated during the term of the Plan but prior to the exercise or vesting of the Incentive Award in full, the shares subject to but not delivered under such Incentive Award shall be available for other Incentive Awards.

     4.3 LIMITS ON GRANTS. No Participant shall be granted, during any calendar year, Incentive Awards for more than twenty-five percent (25%) of the total shares of Common Stock authorized for issuance under the Plan. The purpose of this subsection 4.3 is to ensure that the Plan provides performance based compensation under Section 162(m) of the Code. This subsection 4.3 shall be interpreted or amended to achieve that purpose.


                             SECTION 5

                              OPTIONS

     5.1 GRANT. A Participant may be granted one or more Options under the Plan. Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may vary, among


                      -30-
Participants and among Options granted to the same Participant, any and all of the terms and conditions of the Options granted under the Plan. Subject to subsection 4.3, the Committee shall have complete discretion in determining the number of Options granted to each Participant. The Committee may designate whether or not an Option is to be considered an incentive stock option as defined in Section 422(b) of the Code.

     5.2 GRANTS TO NON-EMPLOYEE DIRECTORS. Options to non-employee directors shall be granted under this Plan only pursuant to this subsection 5.2 and only when and to the extent that there are insufficient shares for such grants under the Company's 1989 Stock Option Plan or 1994 Long-Term Incentive Plan. Each non-employee director who has served a full year's term for the prior year shall automatically receive an Option to purchase 1,000 shares of the Company's Common Stock at one hundred percent (100%) of the Market Value on the date of grant. Such Options shall be issued on the date of each annual meeting of the Company's shareholders. These formula grant provisions may be amended by the Board from time to time but not more than once in any six-month period, except as necessary or desirable to comply with the Employee Retirement Income Security Act, the Code or the rules thereunder.

     5.3 OPTION AGREEMENTS. Each Option shall be evidenced by an Option agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines.

     5.4 OPTION PRICE. The per share Option price shall be determined by the Committee but shall be equal to or greater than one hundred percent (100%) of the Market Value on the date of grant. The date of grant of an Option shall be the date the Option is authorized by the Committee or such future date specified by the Committee as the date for issuing the Option.

     5.5 MEDIUM AND TIME OF PAYMENT. The exercise price for each share purchased pursuant to an Option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise). The time and terms of payment may be amended with the consent of the Participant before or after exercise of the Option, but such amendment shall not reduce the Option price. The Committee may from time to time authorize payment of all or a portion of the Option price in the form of a promissory note or installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

     5.6 RELOAD OPTIONS. The Committee may designate whether any Option granted to a Participant is a Reload Option. Unless the Reload Option Agreement provides otherwise, the Option price for Options granted automatically to the Participant upon exercise of a Reload Option shall be equal to the Market Value on the date the Participant exercised the Reload Option, and the number of shares of common stock subject to the new option


                      -31-
shall be equal to the number of shares for which the Reload Option was exercised. The Committee may, in its discretion, add Reload Option features to options outstanding under this Plan and other option plans of the Company.

     5.7 OPTIONS GRANTED TO TEN PERCENT SHAREHOLDERS. No Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Option provides an exercise price equal to at least one hundred ten percent (110%) of the Market Value of the Common Stock, and the exercise of the Option after the expiration of five years from the date of grant of the Option is prohibited by its terms.

     5.8 LIMITS ON EXERCISABILITY. Options shall be exercisable for such periods as may be fixed by the Committee, not to exceed ten years from the grant date. At the time of the exercise of an Option, the holder of the Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue service with the Company and its Subsidiaries for a certain length of time prior to an Option becoming exercisable and may eliminate such delayed vesting provisions. The Committee may also vary, among Participants and among Options granted to the same Participant, any and all of the terms and conditions of Options granted under the Plan.

     5.9  TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Option agreement provide otherwise, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. In addition, all Options granted to a Participant during the Participant's lifetime shall be exercisable during the Participant's lifetime only by such Participant, his guardian, or legal representative.

          (b) OTHER RESTRICTIONS. The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option under the Plan as it deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     5.10  TERMINATION OF EMPLOYMENT OR DIRECTOR OR OFFICER STATUS.

          (a) GENERAL. If a Participant ceases to be employed by or an officer or director of the Company or one of its Subsidiaries for any reason other than the Participant's death, disability or termination

                      -32-
     for cause, the Participant may exercise an Option only for a period of three months after such termination of employment, director or officer status, but only to the extent the Participant was entitled to exercise the Option on the date of termination, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise. For purposes of the Plan, the following shall not be deemed a termination of employment or termination as a director or officer: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as a director or officer.

          (b) DEATH. If a Participant dies either while an employee or officer of the Company or one of its Subsidiaries or after the termination of employment other than for cause but during the time when the Participant could have exercised an Option under the Plan, or if a director dies while serving as a director of the Company or after ceasing to be a director but during such time as the director (or former director) could have exercised an Option under the Plan, the Option issued to such Participant shall be exercisable by the personal representative of such Participant or other successor to the interest of the Participant for a period of three months after the Participant's death, but only to the extent that the Participant was entitled to exercise the Option on the date of death or termination of employment or director status, whichever first occurred, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise.

          (c) DISABILITY. If a Participant ceases to be an employee, officer or director of the Company or one of its Subsidiaries due to the Participant's disability, the Participant may exercise an Option for a period of one year following such termination of employment or status as a director or officer, but only to the extent the Participant was entitled to exercise the Option on the date of such event, unless the Committee otherwise consents or the terms of the Option agreement provide otherwise.

          (d) TERMINATION FOR CAUSE. If a Participant is terminated for cause, the Participant shall have no further right to exercise any outstanding unexercised Option issued under the Plan.







                      -33-
                             SECTION 6

                         RESTRICTED STOCK

     6.1 GRANT. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. Restricted Stock shall be awarded on the condition that the Participant remain in the employ of the Company or one of its Subsidiaries during the Restricted Period. Such condition shall have no effect on the right of the Company or any Subsidiary to terminate the Participant's employment at any time. No payment is required from a Participant for an award of Restricted Stock.

     6.2 RESTRICTED STOCK AGREEMENTS. Each award of Restricted Stock shall be evidenced by a Restricted Stock agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee from time to time determines.

     6.3  TERMINATION OF EMPLOYMENT OR DIRECTOR OR OFFICER STATUS.

          (a) GENERAL. If a Participant enters into Competition with the Company or ceases to be employed by or an officer or director of the Company or one of its Subsidiaries for any reason other than the Participant's death, disability or Retirement, then any shares of Restricted Stock still subject to restrictions on the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the following shall not be deemed a termination of employment or termination as a director or officer:
     (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract; or (iv) a termination of employment with continued service as a director or officer.

          (b) DEATH OR DISABILITY. Unless the terms of the Restricted Stock agreement or grant provide otherwise, in the event a Participant terminates employment or director or officer status with the Company because of death or disability during the Restricted Period, the Participant's right to all of the Participant's Restricted Stock shall vest as of the date of death or disability, and the Participant's Restricted Stock may be transferred free of any restrictions under the Plan, except any restrictions as the Company may reasonably specify to ensure compliance with federal and state securities laws.




                      -34-
          (c) RETIREMENT. Unless the Committee otherwise consents or unless the terms of the Restricted Stock agreement or grant provide otherwise, in the event a Participant terminates employment or director or officer status with the Company because of Retirement during the Restricted Period, then any shares of Restricted Stock still subject to restrictions on the date of Retirement shall automatically be forfeited and returned to the Company.

     6.4  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of the Restricted Stock agreement provide otherwise, shares of Restricted Stock shall not be sold, exchanged, transferred, pledged or otherwise disposed of by a Participant during the Restricted Period other than to the Company pursuant to subsection 6.3 or 6.4(b) or by will or the laws of descent and distribution.

          (b) SURRENDER TO THE COMPANY. If any sale, exchange, transfer, pledge or other disposition, voluntary or involuntary, of Restricted Stock that has not vested shall be made or attempted during the Restricted Period, except as provided above in subsections 6.3 and 6.4(a), the Participant's right to the Restricted Stock shall immediately cease and terminate, and the Participant shall promptly surrender to the Company all such Restricted Stock in the Participant's possession.

          (c) OTHER RESTRICTIONS. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.

     6.5 RIGHTS AS A SHAREHOLDER. During the Restricted Period, a Participant shall have all rights of a shareholder with respect to his Restricted Stock, including (a) the right to vote any shares at shareholders' meetings; (b) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock; and (c) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization or other adjustment in the Common Stock of the Company or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Common Stock of the Company. Any new, additional or different shares or other security received by the Participant pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.





                      -35-
     6.6  DEPOSIT OF CERTIFICATES; LEGENDING OF RESTRICTED STOCK.

          (a) DEPOSIT OF CERTIFICATES. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall be registered in the name of the relevant Participant and deposited, together with a stock power endorsed in blank, with the Company. In the discretion of the Committee, any such certificates may be deposited in a bank designated by the Committee or delivered to the Participant. Certificates for shares of Restricted Stock that have vested shall be delivered to the Participant upon request within a reasonable period of time. The Participant shall sign all documents necessary or appropriate to facilitate such delivery.

          (b) LEGEND. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

               The shares represented by this certificate were issued subject to certain restrictions under the Manatron, Inc. 1995 Long-Term Incentive Plan (the "Plan"). A copy of the Plan is on file in the office of the Secretary of Manatron, Inc. This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, and that provides for forfeiture upon certain events.

     6.7 REPRESENTATIONS AND WARRANTIES. A Participant who is awarded Restricted Stock shall represent and warrant that the Participant is acquiring the Restricted Stock for the Participant's own account and investment and without any intention to resell or redistribute the Restricted Stock. The Participant shall agree not to resell or redistribute such Restricted Stock after the Restricted Period except upon such conditions as the Company may reasonably specify to ensure compliance with federal and state securities laws.


                             SECTION 7

                        TAX BENEFIT RIGHTS

     7.1 GRANT. A Participant may be granted Tax Benefit Rights under the Plan to encourage a Participant to exercise Options and provide certain tax benefits to the Company. A Tax Benefit Right entitles a Participant to receive from the Company or a Subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the Participant for federal tax purposes as a result of the exercise of a nonqualified stock option, or the disqualifying disposition of shares


                      -36-
acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations, plus the applicable state and local tax imposed on the exercise of the Option or the disqualifying disposition.

     7.2 RESTRICTIONS. A Tax Benefit Right may be granted only with respect to a stock option issued and outstanding or to be issued under the Plan or any other plan of the Company or its Subsidiaries that has been approved by the stockholders as of the date of the Plan and may be granted concurrently with or after the grant of the stock option. Such rights with respect to outstanding stock options shall be issued only with the consent of the Participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price, or otherwise impair the Participant's existing stock options. A stock option to which a Tax Benefit Right has been attached shall not be exercisable by an officer or employee subject to Section 16 of the Act for a period of six months from the date of the grant of the Tax Benefit Right.

     7.3 TERMS AND CONDITIONS. The Committee shall determine the terms and conditions of any Tax Benefit Rights granted and the Participants to whom such rights will be granted with respect to stock options under the Plan or any other plan of the Company. The Committee may amend, cancel, limit the term of, or limit the amount payable under a Tax Benefit Right at any time prior to the exercise of the related stock option, unless otherwise provided under the terms of the Tax Benefit Right. The net amount of a Tax Benefit Right, subject to withholding, may be used to pay a portion of the stock option price, unless otherwise provided by the Committee.


                             SECTION 8

                        GENERAL PROVISIONS

     8.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Incentive Award, and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards. The terms and conditions of the Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant.

     8.2  WITHHOLDING.  The Company or a Subsidiary shall be entitled to
(a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or


                      -37-
vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied by withholding Common Stock to be received upon exercise or by delivery to the Company of previously owned Common Stock. The Company may establish such rules and procedures concerning timing of any withholding election as it deems appropriate to comply with Rule 16b-3 under the Act.

     8.3 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to applicable laws, rules and regulations, and to the requirement that if at any time the Committee determines, in its sole discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     8.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     8.5 NO RIGHT TO EMPLOYMENT. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

     8.6 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Michigan and applicable federal law.

     8.7 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                      -38-
                             SECTION 9

              EFFECTIVE DATE AND DURATION OF THE PLAN

     This Plan shall take effect July 13, 1995, subject to approval by the shareholders at the 1995 Annual Meeting of Shareholders, or any adjournment thereof or at a special meeting of shareholders. Unless earlier terminated by the Board of Directors, the Plan shall terminate on July 12, 2005. No Incentive Award shall be granted under this Plan after such date.


                            SECTION 10

                     TERMINATION AND AMENDMENT

     The Board may terminate the Plan at any time, or may from time to time amend the Plan as it deems proper and in the best interests of the Company, provided that without shareholder approval no such amendment may
(a) materially increase either the benefits to Participants under the Plan or the number of shares that may be issued under the Plan; (b) materially modify the eligibility requirements; (c) reduce the Option price (except pursuant to adjustments under subsection 4.2); or (d) impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Incentive Award. No termination, amendment, or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.

























                      -39-


                                   PROXY

MANATRON, INC.             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
2970 South 9th Street      DIRECTORS
Kalamazoo, Michigan        The undersigned acknowledges receipt of a Notice
                           of Annual Meeting and a Proxy Statement and appoints ALLEN F. PEAT, DOUGLAS A. PEAT, and PAUL R. SYLVESTER, and each of them
                           Proxy to the undersigned each with full power of substitution, to vote all stock of the undersigned, at the ANNUAL MEETING OF
                           SHAREHOLDERS of MANATRON, INC. at Grand Rapids,
                           Michigan, on October 12, 1995 or at any
                           adjournment of that meeting as specified below:

______________________
The Board of Directors recommends a vote FOR the following items:

(1)     ELECTION OF DIRECTORS     ___  VOTE FOR ALL nominees listed below
                                       (except as marked to the contrary
                                       below)

                                  ___  WITHHOLD AUTHORITY to vote for all
                                       nominees listed below

       Gene Bledsoe        Allen F. Peat        Melvin J. Trumble
                 Jane M. Rix        Harry C. Vorys

(INSTRUCTION: To withhold authority to vote for any of the nominees, write the name of the nominee(s) on the space provided below.)

      _______________________________________________________________

(2)  PROPOSED 1995 LONG-TERM INCENTIVE PLAN  ____  FOR ____  AGAINST
     ____  ABSTAIN

(3) In their discretion, the Proxies are authorized to vote upon all other matters that properly may be presented at the meeting or at any adjournment.
                         (Continued on other side)













The Shares represented by this proxy will be voted as specified. If no specification is made, the shares will be voted for election of the board nominees as directors, for approval of the proposed 1995 Long-Term Incentive Plan, and in accordance with the judgment of the proxies with respect to any other matter which may come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



X____________________________   X____________________   DATED:__________, 1995
Signature(s) of Shareholder(s)





NOTE: Signatures should be identical with the names typed on the proxy. Joint owners must each sign personally. Persons signing as attorney, executor, administrator, trustee or guardian must give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.